As filed with the Securities and Exchange Commission on February 27, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AMERIS BANCORP

(Exact name of registrant as specified in its charter)

Georgia	58-1456434
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

310 First St., S.E.
Moultrie, Georgia 31768
(229) 890-1111

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Mr. Edwin W. Hortman, Jr.
Chief Executive Officer
Ameris Bancorp
310 First St., S.E.
Moultrie, Georgia 31768
(229) 890-1111

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Jody L. Spencer, Esq.
Rogers & Hardin LLP
2700 International Tower
229 Peachtree Street, NE
Atlanta, Georgia 30303
(404) 522-4700
(404) 525-2224 (facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, as amended, check the following box: ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, as amended, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended:

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(2)
Common Stock, par value $1.00 per share(3)
Preferred Stock(3)
Depository Shares(3)
Debt Securities
Rights
Warrants(4)
Units(5)
TOTAL:

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by Depositary Shares. In accordance with General Instruction II.E. to Form S-3 under the Securities Act of 1933 (the “Securities Act”), information as to each class of securities to be registered is not specified.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee subject to the conditions set forth in such rules. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional shares that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(3)	Shares of preferred stock, common stock and depositary shares of the registrant may be issuable for separate consideration or upon conversion of other securities registered hereunder. Each depositary share will be issued under a deposit agreement, will represent a fractional interest in a share of preferred stock, and will be evidenced by a depositary receipt.
(4)	The warrants covered by this registration statement may be common stock warrants, preferred stock warrants or warrants to purchase other securities and will be issued under a warrant agreement.
(5)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more debt or equity securities, which may or may not be separable from one another.

PROSPECTUS

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Rights
Warrants
Units

Ameris Bancorp may offer and sell, from time to time, in one or more offerings, together or separately, common stock, preferred stock, depositary shares, debt securities, rights, warrants and units combining elements of the foregoing. The securities listed above may be offered by us and/or may be offered and sold, from time to time, by one or more selling shareholders to be identified in the future.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offering. We will provide by supplements to this prospectus the specific terms and manner of offering of the securities that we actually offer. These prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that describes the terms and manner of offering of those securities.

We may offer and sell these securities directly or through one or more underwriters, dealers and agents, on a continuous or delayed basis, or through a combination of these methods. If an offering of securities involves any underwriters, dealers or agents, then the prospectus supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents.

Our common stock is traded on The NASDAQ Global Select Market under the symbol “ABCB.” On February 21, 2017, the last sales price on The NASDAQ Global Select Market for our common stock was $48.95. You are urged to obtain current market prices for our common stock. None of the other securities that may be offered pursuant to this prospectus are listed on an exchange. If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which such securities will be listed or quoted.

Investing in our securities involves risk. You should refer to the “Risk Factors” section included in the applicable prospectus supplement and in our periodic reports and other information we file with the Securities and Exchange Commission and carefully consider that information before investing in any of these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or other obligations of any of our bank and non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Our principal executive office is located at 310 First St., S.E., Moultrie, Georgia 31768; our telephone number is (229) 890-1111.

The date of this prospectus is February 27, 2017.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using the “shelf” registration process. Under this shelf registration statement, from time to time, we may sell, either separately or together, common stock, preferred stock, depositary shares, debt securities, rights, warrants and units combining elements of the foregoing, in one or more offerings. Unless we indicate otherwise, references to “we,” “our,” “us,” “the Company” and “Ameris” are to Ameris Bancorp and its subsidiaries on a consolidated basis, and references to “the Bank” or “our Bank” are to Ameris Bank.

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities and the offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” below.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. That registration statement, including the exhibits and the documents incorporated herein by reference, can be read at our website (www.amerisbank.com), the SEC website (www.sec.gov) or at the SEC offices mentioned under the heading “Where You Can Find More Information” below.

You should rely only on the information contained or incorporated by reference in this prospectus and the relevant prospectus supplement. We have not authorized any other person, including any underwriter or agent, to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement, and we will not make an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date of the front cover of this prospectus only. Our business, financial condition, results of operations, and prospects may have changed since that date.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us from time to time directly to the public or through dealers or designated agents. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers. Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers, or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this registration statement and any reports, statements or other information that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. Reports, proxy statements and other information that we file with the SEC can also be found on our website, www.amerisbank.com, under the link “SEC Filings.” The information on, or that can be accessed through, our website is not a part of this document.

This prospectus is a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and is qualified in its entirety by reference to the copy of the applicable document filed with the SEC; you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information incorporated by reference over different information included in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules, including, but not limited to, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K including related exhibits), until we or any underwriters sell all of the securities offered by this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2016, filed on February 27, 2017;
•	The information contained in our Definitive Proxy Statement on Schedule 14A filed on April 1, 2016, and specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 29, 2016;
•	Our Current Reports on Form 8-K filed on January 23, 2017 and February 8, 2017; and
•	The description of our common stock contained under the caption “Description of Capital Stock” found in our Preliminary Prospectus dated as of April 21, 1994, filed as part of our Registration Statement on Form SB-2 (Registration No. 33-77930) on April 21, 1994, and any amendments or reports filed for the purpose of updating such description.

To the extent that any information contained in any report on Form 8-K or any exhibit thereto was furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

You may request a copy of these filings, at no cost (other than for a copy of an exhibit to a filing, unless that exhibit is specifically incorporated by reference in the filing), by writing or telephoning us at the following address and telephone number:

Ameris Bancorp
310 First St., S.E.
Moultrie, Georgia 31768
Attn: Corporate Secretary
(229) 890-1111

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of words such as “may,” “might,” “will,” “would,” “should,” “could,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “probable,” “potential,” “possible,” “target,” “continue,” “look forward,” or “assume,” and words of similar import. Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements. Forward-looking statements are not guarantees of future performance, and we caution you not to place undue reliance on these statements.

Forward-looking statements are subject to known and unknown risks, uncertainties and assumptions and may include projections relating to our future financial performance, including our growth strategies and anticipated trends in our business. For a detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements, you should refer to our Annual Report on Form 10-K for the year ended December 31, 2016, including the sections entitled “Risk Factors” in Part I, Item 1A of that report and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7, as well as our subsequent periodic and current reports filed with the SEC. See “Where You Can Find More Information” for information on how to obtain a copy of these documents. These risks and uncertainties are not exhaustive however. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus or the relevant report to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

AMERIS BANCORP

Ameris Bancorp, a Georgia corporation, is a bank holding company whose business is conducted primarily through Ameris Bank, a Georgia state-chartered bank and a wholly owned subsidiary of Ameris. We are headquartered in Moultrie, Georgia, and provide a full range of banking services to our retail and commercial customers through branches primarily concentrated in select markets in Georgia, Alabama, Northern Florida and South Carolina. These branches serve distinct communities in our business areas with autonomy but do so as one bank, leveraging our favorable geographic footprint in an effort to acquire more customers.

We operate 97 domestic banking offices with no foreign activities. At December 31, 2016, we had approximately $6.9 billion in total assets, $5.37 billion in total loans, $5.58 billion in total deposits and $646.4 million of shareholders’ equity. Deposits with Ameris Bank are insured, up to applicable limits, by the Federal Deposit Insurance Corporation.

Our principal executive offices are located at 310 First St., S.E., Moultrie, Georgia 31768. Our telephone number is (229) 890-1111 and website is www.amerisbank.com. The information on our website is not a part of this prospectus, and the reference to our website address does not constitute incorporation by reference of any information on that website into this prospectus or any prospectus supplement.

USE OF PROCEEDS

Unless we indicate otherwise in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities described in this prospectus for general corporate purposes. These purposes may include (1) providing capital to support our growth organically or through the acquisition of financial institutions or branches thereof in negotiated transactions, the acquisition of failed institutions from the Federal Deposit Insurance Corporation or the acquisition of businesses related to banking, (2) repaying or refinancing existing indebtedness, (3) financing investments in our subsidiaries or capital expenditures and (4) repurchasing our outstanding common stock. The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering at the time of sale. Pending such use, we may place the net proceeds in temporary investments or in deposit accounts at the Bank or we may use the net proceeds to reduce our indebtedness.

RISK FACTORS

An investment in Ameris securities involves risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference into this prospectus, as well as those contained in any applicable prospectus supplement. These risk factors may also be updated from time to time by our future filings with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You should also refer to other information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business, operations and prospects. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS

The following table sets forth our consolidated ratio of earnings to fixed charges and our consolidated ratio of earnings to combined fixed charges and preferred stock dividends, both including and excluding interest on deposits, on a historical basis for the periods indicated. We did not have any preferred stock outstanding after March 24, 2014.

Year Ended December 31,
	2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges:
Including interest on deposits	5.95x	4.57x	4.64x	3.72x	2.39x
Excluding interest on deposits	12.90x	10.26x	10.45x	13.44x	10.34x
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends:
Including interest on deposits	5.95x	4.57x	4.56x	3.21x	1.94x
Excluding interest on deposits	12.90x	10.26x	9.97x	7.73x	4.07x

For the purpose of computing the foregoing ratios, “earnings” represent net income plus fixed charges and the provision for income taxes, and “fixed charges”, excluding interest on deposits, consist of interest on outstanding debt, interest capitalized and the estimated portion of rental expense attributable to interest. The term “preferred stock dividends” is the amount of pre-tax earnings that is required to pay dividends on our outstanding preferred stock.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities, rights, warrants and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The applicable prospectus supplement and other offering material will describe particular terms of any security we offer, and it may add, update or change the terms and conditions of the securities as summarized in this prospectus. The applicable prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

In addition, for certain types of securities we offer, as discussed below, we may also adopt an amendment to our articles of incorporation or enter into an agreement that will govern the terms of such securities. We will file any such amendment or agreement with the SEC in connection with the offering of the applicable securities. For more information on how you can obtain copies of documents we file with the SEC, see “Where You Can Find More Information” above.

In the descriptions of our common stock, preferred stock, depositary shares, debt securities, rights, warrants and units, the terms “we,” “our” and “us” refer only to Ameris Bancorp and not to its subsidiaries.

DESCRIPTION OF COMMON STOCK

This section describes the material terms and provisions of Ameris common stock, par value $1.00 per share, or “common stock,” that we may offer from time to time. The following description of our common stock is only a summary and is subject to and qualified in its entirety by reference to our articles of incorporation, as amended (our “articles of incorporation”), our amended and restated bylaws (our “bylaws”) and the Georgia Business Corporation Code (the “GBCC”) and other applicable provisions of Georgia law. You should refer to, and read this summary together with, our articles of incorporation and bylaws to review all of the terms of our common stock. When we offer to sell shares of our common stock, we will describe the specific terms of the offering and the shares in a prospectus supplement.

General

Our articles of incorporation authorize the issuance of up to 100,000,000 shares of common stock. A total of 35,118,792 shares were issued and outstanding as of February 21, 2017. Our common stock trades on The NASDAQ Global Select Market under the symbol “ABCB.” As of February 21, 2017, approximately 901,000 shares of common stock were reserved for issuance under our 2014 Omnibus Equity Compensation Plan, which provides for grants of various stock or stock-based awards to directors, officers and certain other employees. Computershare Investor Services serves as the registrar and transfer agent of our common stock.

You should note that the rights and privileges of holders of our common stock are subject to any preferences that our board of directors may set for any series of preferred stock that we may issue in the future. These preferences may relate to voting, dividend and liquidation rights, among other things.

Voting Rights

Holders of shares of our common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. In general, a majority of votes cast on a matter, whether in person or by proxy, at a meeting of shareholders at which a quorum is present is sufficient to take action on such matter. Directors are elected by a plurality of votes cast, and shareholders do not have cumulative voting rights.

Dividend Rights

Holders of our common stock are entitled to receive dividends only if, as and when declared by the our board of directors out of funds legally available, subject to certain restrictions imposed by state and federal laws and the preferential dividend rights of any preferred stock then outstanding. Under the GBCC, we may not pay a dividend if, after paying such dividend, (1) we would not be able to pay our debts as they become due or (2) our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of shareholders, if any, whose rights are superior to those receiving the distribution.

As a bank holding company, our ability to pay dividends is substantially dependent on the ability of Ameris Bank to transfer funds to us in the form of dividends, loans and advances. Accordingly, our declaration and payment of dividends depends upon Ameris Bank’s earnings and financial condition, as well as upon general economic conditions and other factors. In addition, under Georgia law, the prior approval of the Georgia Department of Banking and Finance is required before any cash dividends may be paid by a Georgia bank, such as Ameris Bank, if (i) total classified assets at the most recent examination of such bank exceed 80% of the equity capital (plus the reserve for loan losses) of such bank, (ii) the aggregate amount of dividends declared or anticipated to be declared in the calendar year exceeds 50% of the net profits (after taxes but before dividends) for the previous calendar year or (iii) the ratio of equity capital to adjusted total assets is less than 6%. As of December 31, 2016, there was approximately $39.0 million of retained earnings of Ameris Bank available for payment of cash dividends under applicable regulations without obtaining regulatory approval.

Liquidation and Other Rights

Our shareholders are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, after payment of, or adequate provision for, all of our known debts and liabilities.

Holders of shares of our common stock have no preference, conversion or exchange rights and have no preemptive rights to subscribe for any of our securities. There are no sinking fund provisions applicable to our common stock. All outstanding common stock is, when issued against payment therefor, fully paid and non-assessable. Such shares are not redeemable at the option of Ameris or holders thereof. Finally, subject to the rules of The NASDAQ Global Select Market, our board of directors may issue additional shares of our common stock or rights to purchase shares of our common stock without the approval of our shareholders.

Anti-Takeover Provisions of Our Articles of Incorporation and Bylaws and the GBCC

Our articles of incorporation and bylaws contain provisions that could make more difficult an acquisition of Ameris by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage specific types of coercive takeover practices and inadequate takeover bids as well as to encourage persons seeking to acquire control to first negotiate with our board of directors. Although these provisions may have the effect of delaying, deferring or preventing a change in control, we believe that the benefits of increased protection through the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweighs the disadvantages of discouraging these proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

The GBCC also provides additional provisions which, if adopted by our board of directors, would further inhibit certain unsolicited acquisition proposals.

Classified Board of Directors.  Our bylaws provide that our board of directors shall consist of not less than seven and not more than 15 members. Our bylaws provide for a classified board of directors, divided into three classes, with each class consisting as nearly as possible of one-third of the total number of directors, and with shareholders electing one class each year for a three-year term. Between shareholders’ meetings, only our board of directors is permitted to appoint new directors to fill vacancies or newly created directorships so that no more than the number of directors in any given class could be replaced each year and it would take three successive annual meetings to replace all directors.

Shareholder Action Through Written Consent.  Our bylaws only provide for shareholder action by written consent in lieu of a meeting if all shareholders entitled to vote on such action sign such consent.

Nominations to Board of Directors.  Our articles of incorporation and bylaws provide that nominations for the election of directors may be made by our board of directors or any committee appointed by our board of directors or by any shareholder entitled to vote generally in the election of directors. Our bylaws establish an advance notice procedure for shareholder nominations to our board of directors. A shareholder may only make a nomination to our board of directors if he or she complies with the advance notice and other procedural requirements of our bylaws and is entitled to vote on such nomination at the meeting.

Removal of Directors; Board of Directors Vacancies.  Our articles of incorporation provide that members of our board of directors may only be removed for cause and then only with a vote of at least a majority of the outstanding shares entitled to vote in the election of directors. Our bylaws further provide that only our board of directors may fill vacant directorships. These provisions would prevent a shareholder from gaining control of our board of directors by removing incumbent directors and filling the resulting vacancies with such shareholder’s own nominees.

Authorized But Unissued Stock.  The authorized but unissued shares of the common stock and preferred stock are available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of the common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage any attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

Georgia “Fair Price” Statute.  Sections 14-2-1110 through 14-2-1113 of the GBCC (the “Fair Price Statute”), generally restrict a company from entering into certain Business Combinations (as defined in the GBCC) with an interested shareholder unless:

•	the transaction is unanimously approved by the continuing directors who must constitute at least three members of the board of directors at the time of such approval; or
•	the transaction is recommended by at least two-thirds (2/3) of the continuing directors and approved by a majority of the shareholders excluding the interested shareholder.

Georgia “Business Combination” Statute.  Sections 14-2-1131 through 14-2-1133 of the GBCC (the “Business Combination Statute”), generally restrict a company from entering into certain business combinations (as defined in the GBCC) with an interested shareholder for a period of five (5) years after the date on which such shareholder became an interested shareholder unless:

•	the transaction is approved by the board of directors of the company prior to the date the person became an interested shareholder;
•	the interested shareholder acquires at least 90% of the company’s voting stock in the same transaction (calculated pursuant to GBCC Section 14-2-1132) in which such person became an interested shareholder; or
•	subsequent to becoming an interested shareholder, the shareholder acquires at least 90% (calculated pursuant to GBCC Section 14-2-1132) of the company’s voting stock and the business combination is approved by the holders of a majority of the voting stock entitled to vote on the matter (excluding the stock held by the interested shareholder and certain other persons pursuant to GBCC Section 14-2-1132).

The GBCC provides that the restrictions set forth in the Fair Price Statute and the Business Combination Statute will not apply unless the bylaws of the corporation specifically provide that these provisions of the GBCC are applicable to the corporation (and in certain other situations). We have not elected to be covered by such statutes, but we could do so by action of our board of directors, without a vote by shareholders except as may be prohibited by law, at any time.

Restrictions on Ownership

The ability of a third party to acquire us is limited under applicable United States banking laws and regulations. The Bank Holding Company Act of 1956, as amended, or the “BHC Act,” generally prohibits any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring “control” of Ameris. Control is generally defined as ownership of 25% or more of the voting stock of a company, the ability to control the election of a majority of the company’s board of directors or the other exercise of a “controlling influence” over a company. For any existing bank holding company, under the BHC Act such bank holding company must obtain the prior approval of the Federal Reserve Board before acquiring 5% or more of our voting stock. In addition, the

Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring “control” of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as Ameris, where no other person holds a greater percentage of that class of voting stock, constitutes acquisition of control of the bank holding company.

DESCRIPTION OF PREFERRED STOCK

This section outlines the general provisions of the shares of Ameris preferred stock, or “preferred stock,” that we may offer from time to time. The applicable prospectus supplement will describe the specific terms of any series of preferred stock that we issue. The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to the particular series of preferred stock to which the prospectus supplement relates.

The following description of the preferred stock, and any description of preferred stock in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to the articles of amendment to our articles of incorporation that our board will adopt relating to the particular series of preferred stock, as well as to applicable provisions of our bylaws, the GBCC and other applicable provisions of Georgia law. We will file a copy of the articles of amendment with the SEC in connection with the sale of any series of preferred stock. You should refer to, and read this summary together with, such articles of amendment, as well as our articles of incorporation and bylaws, to understand all of the terms of any shares of preferred stock that we may offer.

Finally, the information in “Description of Common Stock” above discussing the anti-takeover provisions of our articles of incorporation are equally applicable to the discussion of the terms of our preferred stock.

General

Under our articles of incorporation, our board of directors is authorized, without shareholder approval, to adopt resolutions providing for the issuance of up to 5,000,000 shares of preferred stock, in one or more series, subject to the provisions of our articles, applicable law and the rules of The NASDAQ Global Select Market. Our board of directors may fix the designations, preferences, limitations, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions, of each series of preferred stock.

As of the date of this prospectus, 52,000 shares of preferred stock have been designated as Fixed Rate Cumulative Preferred Stock, Series A. All of such shares have been repurchased and redeemed pursuant to the terms of such series and have been cancelled and are no longer outstanding. No other series of preferred stock has been designated, and no other shares of our preferred stock have been issued.

The prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series, including, as applicable:

•	the title, designation and number of shares of the series of preferred stock;
•	the price at which the preferred stock will be issued;
•	the dividend rate, or the amount or method of calculation of dividends, the payment dates for dividends, whether dividends will be cumulative or non-cumulative, and, if cumulative, the date or dates from and after which dividends will begin to accumulate;
•	whether the shares will be convertible or exchangeable into shares of our common or preferred stock, and, if so, the price and other terms and conditions of conversion or exchange;
•	whether or not the shares of preferred stock will be redeemable and, if redeemable, the redemption price (or the method for calculating the redemption price) and the other terms and conditions relating to the redemption of the shares of preferred stock (including any restriction on redemption when the payment of dividends is in arrears);

•	the amount, if any, payable on the shares of such series of preferred stock in the event of our voluntary or involuntary liquidation, dissolution or winding up;
•	any requirements that a sinking fund or purchase fund be provided for the redemption or purchase of the shares of such series;
•	the exchange or market, if any, where the preferred stock will be listed or traded; and
•	any other powers, preferences and relative participating, optional or other special rights, or qualifications, limitations or restrictions thereon, to the extent not inconsistent with the terms of our articles of incorporation.

Upon the issuance and payment for shares of preferred stock, the shares will be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock.

The rights of holders of our preferred stock may be adversely affected in the future by the rights of holders of any new shares of preferred stock that may be issued by us in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes. Proper corporate purposes include, among other things, issuances to obtain additional financing in connection with acquisitions, in connection with a shareholders’ right plan or otherwise.

Rank

Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series of preferred stock will rank on an equal basis with each other series of our preferred stock and prior to our common stock as to dividends and any distribution of our assets.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends only if, as and when declared by our board of directors out of funds legally available for dividends. The prospectus supplement will describe the dividend rates and the dates on which we will pay dividends as to each series of preferred stock. Dividends on any series of preferred stock may be fixed or variable, or both, and may be cumulative or non-cumulative, in each case as described in the applicable prospectus supplement.

Our board of directors may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to such series of preferred stock have been paid or sufficient funds have been set aside for payment. If dividends are not paid in full to each series of preferred stock, we will declare any dividends pro rata among the preferred stock of each series and any series of preferred stock that ranks equally with or senior to such series of preferred stock. A “pro rata” declaration means that the dividends we declare per share on each series of preferred stock will bear the same relationship to each other that the full accrued dividends per share on each series of the preferred stock bear to each other.

Unless all dividends on the preferred stock of each series issued have been paid in full, we will not declare or pay any dividends, or set aside sums for payment of dividends or distributions, on any common stock or on any class of security ranking junior to a series of preferred stock, except for dividends or distributions paid in the form of securities ranking junior to the preferred stock. We will also not redeem, purchase or otherwise acquire any securities ranking junior to a series of preferred stock as to dividends or liquidation preferences, except by conversion into or exchange for stock ranking junior to the series of preferred stock.

Conversion or Exchange

The applicable prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible or exchangeable into shares of our common stock or another series of our preferred stock. The terms of any such conversion or exchange (and any such preferred stock issuable in connection therewith) will be described in the prospectus supplement relating to such series of preferred stock.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or at the option of the holder thereof, and may be mandatorily redeemable or convertible. The applicable prospectus supplement will describe the restrictions, if any, on the repurchase or redemption by us of any series of our preferred stock. Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

On the redemption date of shares of preferred stock called for redemption or upon our earlier call and deposit of the redemption price, all rights of holders of the preferred stock called for redemption will terminate, except for the right to receive the redemption price.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of each series of preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued but unpaid dividends. These distributions will be made before any distribution is made on our common stock or on any securities ranking junior to such preferred stock.

If the liquidation amounts payable to holders of preferred stock of all series ranking on a parity regarding liquidation are not paid in full, the holders of the preferred stock of these series will have the right to a pro rata portion of our available assets up to the full liquidation preference. Holders of these series of preferred stock or such other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;
•	as otherwise stated in the articles of amendment to our articles of incorporation establishing the series of such preferred stock; and
•	as required by applicable law.

Under regulations adopted by the Federal Reserve Board, if the holders of the preferred stock of any series become entitled to vote for the election of directors, whether because dividends on the preferred stock of such series are in arrears or otherwise, preferred stock of such series could be deemed a “class of voting securities.” In this instance, a holder of 25% or more of the preferred stock of such series likely would then be subject to regulation as a bank holding company in accordance with the BHC Act. In addition, a holder of such series that exercises a “controlling influence” over us, as determined by the Federal Reserve Board based on the holder’s total equity investment and other relevant facts and circumstances, could also be subject to regulation under the BHC Act. To the extent a series of the preferred stock is deemed a class of voting securities, acquisitions of shares of such series of preferred stock may be subject to the requirements described above under the heading “Description of Common Stock — Restrictions on Ownership.”

Transfer Agent and Registrar

The applicable prospectus supplement will name the transfer agent, registrar, dividend paying agent and depositary, if any, for shares of each series of preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

The terms of any depositary shares and any depositary receipts that we offer for sale and any deposit agreement relating to a particular series of preferred stock will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the provisions summarized below do not apply to the depositary shares or depositary receipts being offered. The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement and the articles of amendment to our articles of incorporation for the applicable series of preferred stock that are, or will be, filed with the SEC.

General

We may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, which we refer to in this prospectus as the “depositary,” under a deposit agreement between us, the depositary and the holders of the depositary receipts. We will identify the depositary in the applicable prospectus supplement. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share. If necessary, the prospectus summary will also provide a description of the U.S. federal income tax consequences relating to the purchase and ownership of the series of depositary shares offered by that prospectus supplement.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock.

However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The preferred stock depositary will seek to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such series of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement that has been amended thereby.

The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed;
•	each share of preferred stock has been converted into or exchanged for common stock; or
•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of the Company.

We may terminate the deposit agreement at any time, and the preferred stock depositary will give notice of such termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In such event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by such depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

No fees, charges or expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar shall be payable by any person other than the Company, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a depositary receipt or other person, such holder or other person will be liable for such fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Miscellaneous

The preferred stock depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the preferred stock depositary and that we are required to furnish to the holders of the deposited preferred stock.

Neither the preferred stock depositary nor the Company will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of the Company and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. The Company and the preferred stock depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES

We may offer from time to time debt securities in the form of either senior debt securities or subordinated debt securities. Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. We will issue debt securities under one or more separate indentures between us and a trustee to be identified in the applicable prospectus supplement.

Forms of indentures for senior indebtedness and subordinated indebtedness are included as exhibits to the registration statement of which this prospectus forms a part (the text below refers to both the senior and subordinated indentures as the form of “indenture”). The senior and subordinated indentures are substantially identical except as described below under “Subordinated Debt Securities” in this section. The following summary of the general terms and provisions of the indentures is not complete. You should read the indentures for provisions that may be important to you.

When we offer to sell a particular series of debt securities, the prospectus supplement will describe the specific terms of the series, and it will also address whether the general terms and provisions described below apply to the particular series of debt securities. Capitalized terms used in the summary have the meanings specified in the forms of indenture.

General

Unless otherwise provided in a supplemental indenture, our board of directors will set the particular terms of each series of debt securities, which will be described in a prospectus supplement relating to such series. We can issue an unlimited amount of debt securities under the indenture, in one or more series with the same or various maturities, at par, at a premium or at a discount. Among other things, the prospectus supplement relating to a series of debt securities being offered will address the following terms of the debt securities:

•	the title of the debt securities;
•	the price(s), expressed as a percentage of the principal amount, at which we will sell the debt securities;

•	whether the debt securities will be senior or subordinated, and, if subordinated, any such provisions that are different from those described below under “Subordinated Debt Securities”;
•	any limit on the aggregate principal amount of the debt securities;
•	the date(s) when principal payments are due on the debt securities;
•	the interest rate(s) on the debt securities, which may be fixed or variable, per annum or otherwise, and the method used to determine the rate(s), the dates on which interest will begin to accrue and be payable, and any regular record date for the interest payable on any interest payment date;
•	the place(s) where principal of, premium and interest on the debt securities will be payable;
•	provisions governing redemption of the debt securities, including any redemption or purchase requirements pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the redemption price and other detailed terms and provisions of such repurchase obligations;
•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•	the portion of the principal of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;
•	any additional or modified events of default from those described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture;
•	any additional or modified covenants from those described in this prospectus or in the indenture with respect to the debt securities;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and
•	any other specific terms of such debt securities.

In addition, we may issue convertible debt securities. Any conversion provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. To the extent applicable, conversion may be mandatory, at the option of the holder or at our option, in which case the number of shares of common or preferred stock to be received upon conversion would be calculated as of a time and in the manner stated in the prospectus supplement.

The applicable prospectus supplement will provide an overview of the U.S. federal income tax considerations and other special considerations applicable to any debt securities we offer for sale.

Transfer and Exchange

As described in the applicable prospectus supplement, each debt security will be represented by either a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) or one or more global securities registered in the name of a depositary, or its nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), in the aggregate principal amount of the series of debt securities. Except as described below under the heading “Global Debt Securities and Book-Entry System,” book-entry debt securities will not be certificated.

Certificated Debt Securities

You can transfer certificated debt securities (and the right to receive the principal of, premium and interest thereon) only by surrendering the certificate representing those certificated debt securities. Either we or the trustee will reissue the existing certificate, or issue a new certificate, to the new holder.

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. There is no service charge, but we may require payment of a sum sufficient to cover any taxes or other governmental charges payable in connection with a transfer or exchange.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, The Depository Trust Company (which we refer to below as “DTC” or the “depositary”), as the depositary, and registered in its (or its nominee’s) name. DTC is a limited-purpose trust company and a “banking organization” organized under New York law, a member of the Federal Reserve System, a “clearing corporation” within in the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. We understand that DTC intends to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to “participants” or persons that may hold interests through participants (sometimes called “indirect participants”). A participant is a person having an account with the depositary for the related global debt security, typically broker-dealers, banks, trust companies, clearing corporations and certain other organizations. Upon the issuance of a global debt security, the depositary will credit the participants’ accounts on its book-entry registration and transfer system with the respective principal amounts of the book-entry debt securities owned by such participants; the depositary will have no knowledge of the underlying beneficial owners of the book-entry debt securities owned by participants. Any dealers, underwriters or agents participating in the distribution of the book-entry debt securities will designate accounts to be credited. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of indirect participants). Some states may legally require certain purchasers to take physical delivery of such securities, which may impair your ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as DTC (or its nominee) is the registered owner of a global debt security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. This means that, except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names or to receive physical delivery of a certificate in definitive form nor will such beneficial owners be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture each person beneficially owning book-entry debt securities must rely on DTC’s procedures for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest. As a beneficial owner of book-entry debt securities, information regarding your holdings will come through the participant, or indirect participant, through which you own such securities.

Notwithstanding the above, under existing industry practice, the depositary may authorize persons on whose behalf it holds a global debt security to exercise certain of a holder’s rights. For purposes of obtaining any consents or directions required to be given by holders of the debt securities under the indenture, we, the trustee and our respective agents will treat as the holder of a debt security any persons specified in a written statement of the depositary with respect to that global debt security.

All payments of principal of, and premium and interest on, book-entry debt securities will be paid to DTC (or its nominee) as the registered holder of the related global debt security, and any redemption notices will be sent directly to DTC. Neither we, the trustee nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests. We expect DTC, upon receipt of any payment of principal of, premium or interest on a global debt security, to immediately credit participants’ accounts with payments ratably according to the respective amounts of book-entry debt securities held by each participant. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, similar to those for securities held in “street name.”

We will issue certificated debt securities in exchange for each global debt security if the depositary at any time cannot or will not continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days. In addition, we may at any time and in our sole discretion decide not to have the book- entry debt securities represented by global debt securities; in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. If an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing, holders may exchange global debt securities for certificated debt securities.

We have obtained the foregoing information concerning DTC and its book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions affording holders of the debt securities protection, such as prior consent or acceleration rights, in the event we agree to a change in control or a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.

Covenants

The applicable prospectus supplement will describe any restrictive covenants applicable to any debt securities we offer for sale.

Consolidation, Merger and Sale of Assets

We may not consolidate or merge with, or sell or lease all or substantially all of our properties and assets to, any person (which we refer to as a “successor”), or permit any other person to consolidate with or merge into us or convey, transfer or lease all or substantially all of that person’s properties and assets to us, unless:

•	we are the surviving corporation or the successor (if not us) is a corporation organized and existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;
•	immediately after giving effect to the transaction, no event of default, and no event which after the giving of notice or lapse of time or both, would become an event of default, shall have occurred and be continuing under the indenture; and
•	certain other conditions are met.

Events of Default

For any series of debt securities, in addition to any event of default described in the prospectus supplement applicable to that series, an event of default will include the following events:

•	default in the payment when due of any installment of interest on any debt security of that series, or any additional amounts owed with respect to such security for certain taxes, assessments or other governmental charges, which default is not cured within 30 days (unless we deposit the entire amount of the payment owed with the trustee or with a paying agent prior to the expiration of this 30-day period);
•	default in the payment when due of principal of or premium on any debt security of that series;
•	default in the deposit when due of any sinking fund payment in respect of any debt security of that series;

•	our breach of any covenant or warranty in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series), which breach is not cured within 90 days after delivery of written notice thereof from the trustee to us or from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series to us or the trustee, as provided in the indenture; and
•	certain events of bankruptcy, insolvency or reorganization involving us.

The applicable prospectus supplement will explain whether or not an event of default with respect to one series of debt securities will constitute a cross-default with respect to any other series of debt securities (except that certain events of bankruptcy, insolvency or reorganization will always constitute cross-defaults).

If an event of default with respect to any outstanding debt securities occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), accelerate the payment of the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series, though our subordinated debt securities may not grant holders this right to accelerate. Such acceleration is automatic (without no notice required) in the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization. Following acceleration, Payments on our subordinated debt securities, if any, will be subject to the subordination provisions described below under “Subordinated Debt Securities.” At any time after acceleration with respect to debt securities of any series, but before the trustee has obtained a court judgment or decree for payment of the amounts due, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. The prospectus supplement relating to any series of debt securities that are discount securities will contain particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any rights or powers under the indenture at the request of any holder of outstanding debt securities unless the trustee is indemnified against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security may institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and
•	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have requested the trustee in writing (and offered reasonable indemnity to the trustee) to institute the proceeding (and have not subsequently given contrary instructions), and the trustee has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Under the indenture we must furnish the trustee a statement as to compliance with the indenture within 120 days after the end of our fiscal year. The indenture provides that, other than with respect to payment defaults, the trustee may withhold notice to the holders of debt securities of any series of a default or event of default if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may amend the indenture if the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments consent thereto. We may not make any amendment without the consent of the specific holder of an affected debt security then outstanding if that amendment will:

•	reduce the amount of such holders’ debt securities;
•	reduce the interest rate of, or extend the time for payment of, interest (including default interest) on any debt security or any additional amounts owed with respect to such security for certain taxes, assessments or other governmental charges;
•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund with respect to any series of debt securities;
•	reduce the principal amount of discount securities payable upon acceleration of maturity;
•	waive a payment default on any debt security (except a rescission of acceleration by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•	make any payment on any debt security, or any additional amounts owed with respect to such security for certain taxes, assessments or other governmental charges, in currency other than that stated in the debt security;
•	adversely affect the right to convert any debt security;
•	make any change to certain provisions of the indenture relating to, among other things, holders’ rights to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive any past default under the indenture with respect to that series and its consequences, except a payment default or a default of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

We may deposit with the trustee, in trust, cash or cash equivalents in an amount that, through the payment of interest and principal in accordance with their terms, is sufficient in the opinion of our independent public accountants to make all payments of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the due dates for such payments in accordance with the terms of the indenture and those debt securities. If we make such a deposit, unless otherwise provided under the applicable series of debt securities, we will be discharged from any and all obligations in respect of the debt securities of such series (except for obligations relating to the transfer or exchange of debt securities and the replacement of stolen, lost or mutilated debt securities and relating to maintaining paying agencies and the treatment of funds held by paying agents). However, this discharge may occur only if, among other things, we have delivered to the trustee a legal opinion stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and, based thereon confirming that, the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

Under the indenture (and unless otherwise provided by the terms of the applicable series of debt securities), upon making the deposit and delivering the legal opinion described in “Legal Defeasance” above, we will not need to comply with the covenants described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and any such noncompliance will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

Covenant Defeasance and Events of Default

If we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amounts on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.

The Trustee

The indentures limit the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims. The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

The indenture will govern the extent to which payment on any subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of principal and interest on subordinated debt securities will be subordinated to the prior payment in full of all senior indebtedness in cash or other payment satisfactory to the holders of such senior indebtedness. If subordinated debt securities are accelerated because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness of any acceleration of payment of the subordinated debt securities.

We may not make any payment on the subordinated debt securities, including upon redemption (whether at the holder’s or our option) if:

•	a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable grace period (called a “payment default”); or
•	a default (other than a payment default) that permits holders of designated senior indebtedness to accelerate its maturity occurs and is continuing, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the subordinated debt securities, in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and, in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived and 179 days after the date on which the payment blockage notice is received, if the maturity of the designated senior indebtedness has not been accelerated.

No new payment blockage period may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments, including any liquidated damages, on the debt securities that have come due have been paid in full in cash. Generally, a non-payment default existing or continuing on the date of delivery of any payment blockage notice cannot be the basis for any later payment blockage notice.

If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the foregoing subordination provisions, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

The indenture does not prohibit us from incurring debt, including senior indebtedness. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee and to indemnify it against certain losses, liabilities or expenses it incurs in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

Certain Definitions

“indebtedness” means:

(1)	all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business;
(2)	all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;
(3)	all obligations and liabilities under leases required by generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;
(4)	all obligations and other liabilities under any real property lease or related document which contractually obligates us to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor;
(5)	all obligations under interest rate or other swaps, caps or collar agreements or other similar instruments or agreements;
(6)	all direct or indirect guaranties or similar agreements in respect of indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;
(7)	any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which we own or hold; and
(8)	any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness or other obligation described in clauses (1) through (7) above.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. Senior indebtedness does not include:

•	indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities; and
•	our indebtedness to any of our majority-owned subsidiaries.

Governing Law

Unless otherwise set forth in the prospectus supplement applicable to the particular series of debt securities, the indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF RIGHTS

This section describes the general terms and provisions of the rights to securities that we may offer to our shareholders. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering.

Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The description in the applicable prospectus supplement and other offering material of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agent agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of the applicable rights agent agreement if we offer rights, see “Where You Can Find More Information.” We urge you to read the applicable rights agent agreement and the applicable prospectus supplement and any other offering material in their entirety.

The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the shareholders entitled to the rights distribution, the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire, and any applicable U.S. federal income tax considerations. To the extent that any particular terms of the rights, rights agent agreement or rights certificates described in a prospectus supplement differ from any of the terms described here, then the terms described here will be deemed to have been superseded by that prospectus supplement.

Each right entitles the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights become void and of no further force or effect.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

In this section, we describe the general terms and provisions of the warrants that we may offer from time to time. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent who will be specified in the warrant agreement and in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following description of the warrants we offer, and any description of such warrants in a prospectus supplement, is only a summary and is qualified in its entirety by reference to the applicable warrant agreement and related warrant certificate, both of which we will file with the SEC in connection with any offers of warrants. You should refer to, and read this summary and the prospectus supplement together with, the warrant agreement, including the forms of warrant certificates representing the warrants, relating to the specific warrants that we may offer, to understand all of the terms of the warrant agreement and the warrants.

General

We may issue warrants for the purchase of common stock, preferred stock or warrants to purchase other securities. Warrants may be issued independently or together with debt securities or capital stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. The applicable prospectus supplement related to an issuance of warrants will describe the terms of such warrants, including the following, as applicable:

•	the title of the warrants;
•	the total number of warrants to be issued;
•	the price or prices at which we will issue the warrants;
•	the designation, amount and terms of the securities purchasable upon exercise of the warrants and the exercise price for such securities;
•	the date on which the right to exercise the warrants will commence and the date on which such right will expire;
•	the procedures and conditions relating to the exercise of the warrants;
•	the minimum or maximum amount of warrants that may be exercised at any one time;
•	anti-dilution and any other provisions to adjust the number or amount of securities to be delivered upon exercise of the warrants;
•	the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•	whether the warrants will be in registered or bearer form;
•	information with respect to book-entry registration and transfer procedures, if any;
•	a discussion of material considerations relating to U.S. federal income tax laws and the federal Employee Retirement Income Security Act of 1974, as amended;
•	the identity of the warrant agent; and
•	any other terms of the warrants.

Prior to the exercise of their warrants, holders of warrants exercisable for shares of common stock or preferred stock will not have any rights of holders of the common stock, preferred stock or other securities purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.

Warrant certificates may be exchanged for new warrant certificates of different denominations.

Exercise of Warrants

Each warrant will entitle the holder to purchase the number of shares of preferred stock or common stock or such other securities for cash at the exercise price stated in, or calculable as described in, the applicable prospectus supplement and warrant agreement. Warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement and otherwise in accordance with the procedures set forth in the applicable prospectus supplement. Upon the proper exercise of the warrants and our receipt of the full exercise price, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants are exercised, a new warrant certificate will be issued for the remaining warrants.

Warrants may be exercised at any time prior to the close of business on the expiration date. After the close of business on the expiration date (or such later date to which we may extend the expiration date of the warrants), unexercised warrants will be void and have no further force, effect or value.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce, their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of Georgia.

DESCRIPTION OF UNITS

This section outlines the general terms and provisions of the units that we may offer from time to time. We may issue units comprising one or more of the securities described in this prospectus in any combination. The applicable prospectus supplement will describe the specific terms and conditions of any units that we issue.

We will issue each unit so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. A unit agreement will govern the terms of any units we issue. This unit agreement may provide that the securities included in the unit may not be held or transferred separately at any time or before a specified date. There may or may not be an active market for units or the underlying securities, and not all the securities comprising a unit may be listed or traded on a securities exchange or market.

Among other things, the prospectus supplement relating to any units that we issue will specify the following terms of such units:

•	the terms of the units, and the terms of any of the common stock, preferred stock, debt securities and warrants comprising the units, including whether and under what circumstances the units may be traded separately;
•	a description of the terms of any unit agreement governing the units;
•	a description of the provisions for payment, settlement, transfer or exchange of the units or the securities comprising the units; and
•	whether the units will be issued fully registered or in global form.

You should note that the description of any units we offer in the applicable prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which we will file with the SEC in connection with any offer of units. We urge you to read the applicable unit agreement and the applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

General

We may sell the securities covered by this prospectus inside and outside the United States from time to time through one or more underwriters, dealers or agents, directly to one or more purchasers (including our existing shareholders), or through a combination of these methods. The name of any such underwriter, dealer or agent involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be stated in the applicable prospectus supplement. The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the times of sale, at prices related to such prevailing market prices or at negotiated prices.

The terms of the offering of securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement, if required, filed pursuant to Rule 424(b) under the Securities Act. Such supplement will describe, among other things:

•	the type and terms of the securities being offered;
•	the names of any underwriters, dealers or agents and the number of securities underwritten or purchased by each;
•	the purchase price of the securities;
•	the proceeds we will receive from the sale of the securities and the uses thereof;
•	any purchase options under which underwriters may purchase additional securities from us;
•	any underwriting discounts or commissions, agency fees or other compensation payable to underwriters or agents;
•	any initial public offering price;
•	any discounts or concessions allowed or re-allowed or repaid to dealers; and
•	the securities exchanges or markets on which the securities will be listed, if any.

Underwriters, Dealers and Agents

If we use one or more underwriters in any sale of securities offered under this prospectus, the underwriters will acquire the securities for their own account. The underwriters may then resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may offer the securities to the public directly or through underwriting syndicates represented by managing underwriters. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The underwriters may change from time to time any public offering price and any discounts or concessions they allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any prospectus supplement naming such underwriter.

If we use dealers in any sale of securities offered under this prospectus, we will sell the securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale or at a fixed price agreed to with us at the time of sale. In addition, we may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any commissions they may be paid in that offering.

Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be “underwriters” as defined in the Securities Act. Any discounts, commissions or profits they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. Only underwriters named in the prospectus supplement are underwriters of the securities offered in such prospectus supplement, and we will describe their compensation in the prospectus supplement.

We may also effect sales of securities offered under this prospectus from time to time in one or more types of transactions (which may include block transactions, special offerings, exchange distributions, secondary distributions or purchases by a broker or dealer) on The NASDAQ Global Select Market or any other national securities exchange or automated trading and quotation system on which our common stock or other securities are listed, in the over-the-counter market, in transactions otherwise than on such exchanges and systems or the over-the-counter market, including negotiated transactions, through options transactions relating to the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Such transactions may or may not involve brokers or dealers.

Direct Sales

We may choose to sell the securities offered under this prospectus directly. In this case, no underwriters, dealers or agents would be involved except as otherwise indicated in a prospectus supplement.

We may sell the securities offered under this prospectus directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to resales of those securities. The terms of these sales will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us at a specific price under delayed delivery contracts. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to such contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

Passive Market Making, Stabilization and Other Activities

Unless otherwise specified in the applicable prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The NASDAQ Global Select Market. Any shares of common stock sold hereunder will be listed on The NASDAQ Global Select Market. We may elect to list any other series of securities on any additional exchange or market, but we are not obligated to do so unless stated otherwise in a prospectus supplement. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents and their affiliates. We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates a connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

Any underwriters who are qualified market makers on the NASDAQ Stock Market may engage in passive market making transactions in our common stock on the NASDAQ Stock Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In order to facilitate the offering of any of the securities offered under this prospectus, we may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with SEC orders, rules and regulations, including Regulation M, and applicable law. To the extent permitted by applicable law and SEC orders, rules and regulations, an overallotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. To the extent permitted by applicable law and SEC orders, rules and regulations, syndicate short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Any of these activities may stabilize or maintain the market price of these securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as will be described in the applicable prospectus supplement.

Limitations under State Law

Under the securities law of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available and is complied with. We are not making an offer of securities in any state that does not permit such an offer.

Indemnification

We expect that any agreements we may enter into with underwriters, dealers and agents will include provisions entitling them to indemnification by us against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contribution from us with respect to payments which the underwriters, dealers or agents may be required to make in respect of such civil liabilities. Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Rogers & Hardin LLP, Atlanta, Georgia.

EXPERTS

The consolidated financial statements of Ameris Bancorp as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016, and the effectiveness of Ameris Bancorp’s internal control over financial reporting as of December 31, 2016, have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2016, and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be incurred in connection with the sale and distribution of the securities being registered, all of which will be paid by Ameris Bancorp (the “Registrant”). Because an indeterminate amount of securities are covered by this Registration Statement, expenses in connection with the issuance and distribution of securities are not currently determinable.

SEC registration fee	$	*
Printing expenses			**
Legal fees and expenses			**
Trustee fees and expenses			**
Rating agencies’ fees and expenses			**
Accounting fees and expenses			**
Miscellaneous expenses			**
Total	$		**

*	Deferred in accordance with Rule 456(b) and 457(r) under the Securities Act of 1933, as amended.
**	Not presently known.

Item 15. Indemnification of Directors and Officers.

Subsection (a) of Section 14-2-851 of the GBCC provides that a corporation may indemnify an individual who is party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (1) such individual conducted himself or herself in good faith; and (2) such individual reasonably believed (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation, (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation, and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe that such conduct was unlawful. Subsection (d) of Section 14-2-851 of the GBCC provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct, or in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. Notwithstanding the foregoing, pursuant to Section 14-2-854 of the GBCC, a court may order a corporation to indemnify a director if such court determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify or advance expenses to the director, even if the director has not met the relevant standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the GBCC, failed to comply with Section 14-2-853 of the GBCC, or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of subsection (d) of Section 14-2-851 of the GBCC but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

Section 14-2-852 of the GBCC provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

Section 14-2-857 of the GBCC provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director. If the officer is not a director (or if the officer is a director but the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer), the corporation may also indemnify and advance expenses to such officer to such further extent as may be provided by the articles of incorporation or the bylaws of the corporation, by a resolution of the board of directors of the corporation, or by contract, except for liability arising out of conduct that constitutes: (1) the appropriation, in violation of their duties, of any business opportunity of the corporation; (2) acts or omissions which involve intentional misconduct or a knowing violation of law; (3) the types of liability set forth in Section 14-2-832 of the GBCC; or (4) receipt of an improper personal benefit. An officer of a corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 of the GBCC and may apply to a court under Section 14-2-854 of the GBCC for indemnification or advances, in each case to the same extent to which a director may be entitled to indemnification under those provisions. Finally, a corporation may also indemnify an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation or bylaws, by general or specific action by its board of directors or by contract.

Article XI of the articles of incorporation, as amended, of the Registrant provides that, except as may be limited by the GBCC or any successor law, no director shall be personally liable to the Registrant or any of its shareholders for monetary damages for breach of his or her duty of care or other duty as a director.

Article VII of the amended and restated bylaws of the Registrant provides that every person (and the heirs and legal representatives of such person) who is or was a director or officer of the Registrant or any other corporation of which he or she served as such at the request of the Registrant and of which the Registrant directly or indirectly is a shareholder or creditor, or in which or in the stocks, bonds, securities or other obligations of which the Registrant is in any way interested, may be indemnified for any liability and expense resulting from any threatened, pending or completed action, suit or proceeding, civil, criminal, administrative or investigative or derivative or otherwise, or in connection with any appeal relating thereto, in which he or she may become involved, as a party or prospective party or otherwise, by reason of any action taken or not taken in his or her capacity as a director or officer or as a member of any committee appointed by the board of directors of the Registrant to act for, in the interest of, or on behalf of the Registrant, whether or not he or she continues to be a director or officer at the time such liability or expense is incurred; provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and, in addition, with respect to any criminal action or proceeding, did not have reasonable cause to believe that his or her conduct was unlawful. The termination of any claim, action, suit or proceeding, by judgment, order, compromise, settlement (with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, does not create a presumption that a director or officer did not meet the standards of conduct set forth in the amended and restated bylaws. Expenses incurred with respect to any claim, action, suit or proceeding of the character described in Article VII of the bylaws of the Registrant may be advanced by the Registrant prior to the final disposition thereof upon receipt of any undertaking by or on behalf of the recipient to repay such amount, unless it is ultimately determined that he or she is entitled to indemnification under the bylaws.

Notwithstanding the foregoing, Article VII of the Registrant’s bylaws provides that no officer or director who was or is a party to any action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he or she is or was an officer or director of the Registrant or such other corporation can be indemnified in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Registrant, unless the court in which such action or suit was brought determines that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Article VII of the Registrant’s bylaws further provides that every person (and the heirs and legal representatives of such person) referred to above who has been wholly successful, on the merits or otherwise, with the respect to such claim, action, suit or proceeding is entitled to indemnification as of right without any further action or approval by the board of directors of the Registrant, and any indemnification pursuant to the bylaws of the Registrant will be made at the discretion of the Registrant only if: (1) the board of directors, acting by majority vote of a quorum consisting of directors who were not parties to such claim, action, suit or proceeding, present or voting, finds that the director or officer met the standard of conduct set forth in the bylaws; or (2) no such quorum of the board of directors exists, independent legal counsel at the request of either the Registrant or the person seeking indemnification, delivers to the Registrant such counsel’s written opinion that such director or officer met such standards; or (3) the holders of a majority of stock then entitled to vote for the election of directors determines by affirmative vote that such director or officer met such standards.

The rights of indemnification provided in Article VII of the Registrant’s bylaws are in addition to: (1) any rights to which any director or officer may otherwise be entitled under any bylaw, agreement, vote of shareholders or otherwise; and (2) the power of the Registrant to purchase and maintain insurance on behalf of any director or officer against any liability asserted against him or her and incurred by him or her in such capacity, or arising out of his or her status as such, regardless of whether the Registrant would have the power to indemnify against such liability under the amended and restated bylaws or otherwise.

The Registrant’s bylaws further provide that any repeal or modification of the bylaws by the shareholders of the Registrant cannot adversely affect any right or protection of a director of the Registrant existing at the time of such repeal or modification.

Item 16. Exhibits.

A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17. Undertakings.

(A) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(D) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(E) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, (A) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective and (B) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Moultrie, State of Georgia, on February 27, 2017.

AMERIS BANCORP

By:	/s/ Edwin W. Hortman, Jr. Name: Edwin W. Hortman, Jr. Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edwin W. Hortman, Jr. and Dennis J. Zember Jr., and each of them, as attorneys-in-fact, for him or her and in his or her name, place and stead, in any and all capacities, so long as such individual remains an executive officer of the Company, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Edwin W. Hortman, Jr. Edwin W. Hortman, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	February 27, 2017
/s/ Dennis J. Zember Jr. Dennis J. Zember Jr.	Executive Vice President, Chief Financial Officer and Chief Operating Officer (Principal Financial Officer and Principal Accounting Officer)	February 27, 2017
/s/ William I. Bowen, Jr. William I. Bowen, Jr.	Director	February 27, 2017
/s/ R. Dale Ezzell R. Dale Ezzell	Director	February 27, 2017
/s/ Leo J. Hill Leo J. Hill	Director	February 27, 2017
/s/ Daniel B. Jeter Daniel B. Jeter	Director	February 27, 2017
/s/ Robert P. Lynch Robert P. Lynch	Director	February 27, 2017
/s/ Elizabeth A. McCague Elizabeth A. McCague	Director	February 27, 2017
/s/ William H. Stern William H. Stern	Director	February 27, 2017
/s/ Jimmy D. Veal Jimmy D. Veal	Director	February 27, 2017

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
4.1	Articles of Incorporation of Ameris Bancorp, as amended (incorporated by reference to Exhibit 2.1 to Ameris Bancorp’s Regulation A Offering Statement on Form 1-A filed August 14, 1987)
4.2	Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.7 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 26, 1999)
4.3	Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.9 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 31, 2003)
4.4	Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the SEC on December 1, 2005)
4.5	Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the SEC on November 21, 2008)
4.6	Articles of Amendment to the Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the SEC on June 1, 2011)
4.7	Amended and Restated Bylaws of Ameris Bancorp (incorporated by reference to Exhibit 3.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the SEC on March 14, 2005)
4.8	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.9 to Ameris Bancorp’s Registration Statement on Form S-1 filed with the SEC on April 14, 2010)
4.9	Form of Articles of Amendment Establishing a Series of Preferred Stock (together with Preferred Stock Certificate)*
4.10	Form of Deposit Agreement, including form of Deposit Receipt*
4.11	Form of Senior Indenture
4.12	Form of Subordinated Indenture
4.13	Form of Debt Security*
4.14	Form of Rights Agent Agreement*
4.15	Form of Warrant Agreement*
4.16	Form of Warrant*
4.17	Form of Unit Agreement (together with Unit Certificate)*
5.1	Opinion of Rogers & Hardin LLP
12.1	Statement re: Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividends
23.1	Consent of Rogers & Hardin LLP (included in Exhibit 5.1)
23.2	Consent of Crowe Horwath LLP
24.1	Powers of Attorney (included on signature page)
25.1	Statement of Eligibility of Trustee on Form T-1 under the Senior Indenture
25.2	Statement of Eligibility of Trustee on Form T-1 under the Subordinated Indenture

*	To be filed, if necessary, by amendment or as an exhibit to one or more Current Reports on Form 8-K and incorporated herein by reference.